As of April 11, 2007

To:	U.S. Bank Trust National Association
100 Wall Street, Suite 1600
New York, New York 10005
Attention: Marlene Fahey

Citigroup Global Markets Holdings Inc.
250 West Street, 10th Floor
New York, New York 10013
Attention: Director Derivatives Operations

Citigroup Inc.
153 East 53rd Street
New York, New York 10043

From:	Citigroup Financial Products Inc.
390 Greenwich Street
4th Floor
New York, New York 10013
Attention: Doug Warren

Re:	Amendment to the Transaction Documents (as defined below) entered into among Structured Products Corp. and certain other parties – Change in Swap Guarantor

The following documents (collectively, the “Transaction Documents”) were produced in connection with the issuance of certain Certificates by TIERS® Inflation-Linked Trust 2004-21 (the “Trust”):

(1)

The ISDA Master Agreement (the “Master Agreement”), including the Schedule attached thereto (the “Schedule”, and together with the Master Agreement and related confirming evidence, the “Swap Agreement”), each dated April 8, 2004 and entered into between Citigroup Financial Products Inc. and U.S. Bank Trust National Association, not in its individual capacity, but solely as trustee of the Trust; and

(2)

The Guarantee, dated April 8, 2004 of Citigroup Global Markets Holdings Inc. (“CGMHI”), in favor of the Trustee, not in its individual capacity, but solely as trustee of the Trust (the “Existing Guarantee”).

Capitalized terms not otherwise defined herein shall have the respective meanings provided for such terms in the Base Trust Agreement dated as of December 15, 2000, as supplemented by the Series Supplement, dated April 8, 2004 and entered into between Structured Finance Corp. and the Trustee, not in its individual capacity, but solely as trustee of the Trust.

Reference is hereby made to Section 9(b) of the Master Agreement (as modified by Part 4(g) of the Schedule), which allows an amendment, modification or waiver of the Swap

Agreement if such amendment, modification or wavier is in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system; provided that if the Certificates are rated by any Rating Agency, no amendment, modification or waiver of the Swap Agreement will be effective unless confirmation is received from each Rating Agency that such amendment, modification or waiver will not result in a qualification, reduction, withdrawal or suspension of such Rating Agency’s then outstanding rating on any Certificates.

In consideration of the mutual agreements hereinafter set forth from the date of this letter agreement, the receipt and sufficiency of which are hereby acknowledged:

(1)	The parties hereto amend the Transaction Documents by making the changes set forth below:
(a) deleting the following language in Part 4(i) of the Schedule:
“Credit Support Document. Details of any Credit Support Document in respect of Party A: The guarantee dated April 8, 2004 issued by Citigroup Global Markets Holdings Inc. guaranteeing Party A’s obligations under this Agreement.”
and replacing it with:
“Credit Support Document. Details of any Credit Support Document in respect of Party A: The guarantee dated April 11, 2007 issued by Citigroup Inc. guaranteeing Party A’s obligations under this Agreement.”
(b) deleting the following language in Part 4(j) of the Schedule:
“Credit Support Provider. Details of any Credit Support Provider in respect of Party A: Citigroup Global Markets Holdings Inc.”
and replacing it with:
“Credit Support Provider. Details of any Credit Support Provider in respect of Party A: Citigroup Inc.”
(2)

The Trust hereby consents to the revocation of the Existing Guarantee. CGMHI shall have no further obligation to make payments or any other obligations to the Trust relating to the Existing Guarantee. The Trust hereby agrees to surrender the Existing Guarantee to CGMHI for cancellation upon the signing of this letter agreement.

(3)	Citigroup Inc. hereby agrees to deliver to the Trust the guarantee dated April 11, 2007, a copy of which is attached hereto as Exhibit A.
(4)	The parties hereto agree that all references in the Transaction Documents to documents dated April 8, 2004, shall be deemed to refer to such documents as amended by this letter agreement.

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(5)	This amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which shall constitute an original.

The Trustee hereby confirms that as of the date hereof, in connection with the above-referenced amendments to Swap Agreement, the Trustee has received written confirmation from each Rating Agency that the amendments set forth in this letter agreement will not result in a qualification, reduction, withdrawal or suspension of such Rating Agency’s outstanding rating on any Certificates.

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Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this letter agreement and returning it to us.

Very truly yours,

CITIGROUP FINANCIAL PRODUCTS INC.

By: __________________________

Name:

Title:

Confirmed as of the date first written above:

U.S. BANK TRUST NATIONAL ASSOCIATION,

not in its individual capacity, but solely as trustee of TIERS® Inflation-Linked Trust 2004-21

By: __________________________

Name:

Title:

CITIGROUP GLOBAL MARKETS HOLDINGS INC.

By: __________________________

Name:

Title:

CITIGROUP INC.

By: __________________________

Name:

Title:

EXHIBIT A

[COPY OF NEW GUARANTEE]

A-1